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Energy Focus Announces $1.3 Million Investment and Changes to Board of Directors
SOLON, Ohio, July 5, 2023 -- Energy Focus, Inc. (NASDAQ:EFOI), a leader in sustainable, energy-efficient lighting and controls systems for the commercial, military, and maritime markets, today announces that on June 29, 2023 the company entered into a purchase agreement for the issuance and sale of 746,875 shares of the Company’s common stock in a private placement priced at fair market value under the rules of The Nasdaq Stock Market (“Nasdaq”).
The private placement closed on June 29, 2023, and was facilitated by certain purchasers associated with Sander Electronics following the previously announced strategic investment in early 2023.
“Jay Huang, Chairman of the Energy Focus Board of Directors and President of Sander Electronics, has been an essential leader for setting Energy Focus up for future success,” said Lesley Matt, Chief Executive Officer of Energy Focus. “His faith and commitment to bringing innovative energy solutions products to expand our product footprint is essential in developing the road map toward future success. This additional investment will help us to realize those plans.”
Following the Private Placement, the Company appointed Kin-Fu Chen, Dr. Shou-Jang Lee, Jason Tien-Chia Tsai, and Dr. Chao-Jen Huang to the Board of Directors. The new directors bring with them a wide range of expertise in different areas of finance, economics, and business. Four previous directors voluntarily resigned from the Board. These directors fill vacancies created by four resignations from the Board on June 28, 2023.
“I am excited to tap into the new board member’s wide range of knowledge in global trade, financial markets, government affairs and innovation in new energy developments,” said Matt. “I believe their strong backgrounds will bring new perspective to better align with future growth and the expansion of Energy Focus’ product portfolio to include new innovations in energy solutions products.”
Gross proceeds to the Company in respect of the Private Placement is approximately $1.3 million, before offering expenses payable by the Company. Energy Focus intends to use the proceeds from this transaction for general corporate purposes.
The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933 (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.
About Energy Focus
Energy Focus is an industry-leading innovator of sustainable light-emitting diode (“LED”) lighting and lighting control technologies and solutions. As the creator of the first flicker-free LED lamps, Energy Focus develops
32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

high quality LED lighting products and controls that provide extensive energy and maintenance savings, as well as aesthetics, safety, health and sustainability benefits over conventional lighting. In 2023, EFOI announced plans to add high efficiency GaN (gallium nitride) power supply products to its product portfolio. Energy Focus is headquartered in Solon, Ohio. For more information, visit our website at www.energyfocus.com.
Forward-Looking Statements:
Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “feels,” “seeks,” “forecasts,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could” or “would” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, capital expenditures, and the industry in which we operate. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Although we base these forward-looking statements on assumptions that we believe are reasonable when made in light of the information currently available to us, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this release. We believe that important factors that could cause our actual results to differ materially from forward-looking statements include, but are not limited to: (i) our need for and ability to obtain additional financing in the near term, on acceptable terms or at all, to continue our operations; (ii) our ability to regain and maintain compliance with the continued listing standards of The Nasdaq Stock Market (iii) our ability to refinance or extend maturing debt on acceptable terms or at all; (iv) our ability to continue as a going concern for a reasonable period of time; (v) our ability to realize synergies with our strategic investor; (vi) instability in the U.S. and global economies and business interruptions experienced by us, our customers and our suppliers, particularly in light of supply chain constraints and other long-term impacts of the coronavirus pandemic; (vii) the competitiveness and market acceptance of our LED lighting and control technologies and products; (viii) our ability to compete effectively against companies with lower prices or cost structures, greater resources, or more rapid development capabilities, and new competitors in our target markets; (ix) our ability to extend our product portfolio into new applications and end markets; (x) our ability to increase demand in our targeted markets and to manage sales cycles that are difficult to predict and may span several quarters; (xi) the timing of large customer orders, significant expenses and fluctuations between demand and capacity as we manage inventory and invest in growth opportunities; (xii) our ability to successfully scale our network of sales representatives, agents, distributors and other channel partners to compete with the sales reach of larger, established competitors; (xiii) our ability to implement plans to increase sales and control expenses; (xiv) our reliance on a limited number of customers for a significant portion of our revenue, and our ability to maintain or grow such sales levels; (xv) our ability to add new customers to reduce customer concentration; (xviii) our ability to attract and retain a new chief financial officer; (xvii) our ability to manage the size of our workforce while continuing to attract, develop and retain qualified personnel, and to do so in a timely
32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

manner; (xviii) our ability to diversify our reliance on a limited number of third-party suppliers and development partners, our ability to manage third-party product development and obtain critical components and finished products on acceptable terms and of acceptable quality despite ongoing global supply chain challenges, and the impact of our fluctuating demand on the stability of such suppliers; (xix) our ability to timely, efficiently and cost-effectively transport products from our third-party suppliers by ocean marine and other logistics channels despite global supply chain and logistics disruptions; (xx) the impact of any type of legal inquiry, claim or dispute; (xxi) the macro-economic conditions, including rising interest rates and recessionary trends, in the United States and in other markets in which we operate or secure products, which could affect our ability to obtain raw materials, component parts, freight, energy, labor, and sourced finished goods in a timely and cost-effective manner; (xxii) our dependence on military maritime customers and on the levels and timing of government funding available to such customers, as well as the funding resources of our other customers in the public sector and commercial markets; (xxix) business interruptions resulting from geopolitical actions such as war and terrorism, natural disasters, including earthquakes, typhoons, floods and fires, or from health epidemics, or pandemics or other contagious outbreaks; (xxx) our ability to respond to new lighting and control technologies and market trends; (xxxi) our ability to fulfill our warranty obligations with safe and reliable products; (xxxii) any delays we may encounter in making new products available or fulfilling customer specifications; (xxxiii) any flaws or defects in our products or in the manner in which they are used or installed; (xxix) our ability to protect our intellectual property rights and other confidential information, and manage infringement claims by others; (xxx) our compliance with government contracting laws and regulations, through both direct and indirect sale channels, as well as other laws, such as those relating to the environment and health and safety; (xxxi) risks inherent in international markets, such as economic and political uncertainty, changing regulatory and tax requirements and currency fluctuations, including tariffs and other potential barriers to international trade; and (xxix) our ability to maintain effective internal controls and otherwise comply with our obligations as a public company. For additional factors that could cause our actual results to differ materially from the forward-looking statements, please refer to our most recent annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission.
Investor Relations Contact:
Energy Focus
Investor Relations
440-715-1300
ir@energyfocus.com

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877